Exhibit 10.3

GENERAL RELEASE AGREEMENT

WHEREAS Carl Mielke (“Mielke”) was employed by Charles & Colvard, Ltd. (“Charles & Colvard”) until February 5, 2009; and

WHEREAS, Charles & Colvard contends Mielke was terminated for “Just Cause” as defined by Mielke’s Employment Agreement with Charles & Colvard dated March 19, 2007 as amended August 28, 2007, and, therefore, contends Mielke is not entitled to any “Termination Compensation” as defined by Mielke’s Employment Agreement with Charles & Colvard dated March 19, 2007 as amended August 28, 2007; and

WHEREAS, Mielke contends he was terminated without cause and is entitled to “Termination Compensation” as defined by Mielke’s Employment Agreement with Charles & Colvard dated March 19, 2007 as amended August 28, 2007; and

WHEREAS, the parties have agreed that all disputes, matters, and things between them are resolved and they have entered into this General Release Agreement (“Agreement”) to memorialize the agreement they have reached this 13th day of May 2009;

NOW, THEREFORE, the Parties agree as follows:

1. Payment. For and in consideration of the promises, releases, and agreements made herein by Mielke, Charles & Colvard agrees to pay Mielke the gross sum of One Hundred Forty Thousand Dollars ($140,000.00), allocated as follows:

a) One Hundred Twenty-Five Thousand Dollars ($125,000.00) to be paid to Carl Mielke, to be paid in two payments of Sixty-Two Thousand Five Hundred Dollars ($62,500.00). The first payment of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) will be mailed to the last home address Charles & Colvard has on record for Mielke within 14 days of Charles & Colvard’s receipt of this Agreement, which has been executed by Mielke, provided Mielke does not revoke his signature as defined in Paragraph 8 of this Agreement. The second payment of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) will be mailed to the last home address Charles & Colvard has on record for Mielke within 30 days after the first payment of Sixty-Two Thousand Five Hundred Dollars ($62,500.00). These payments to Carl Mielke as defined in Paragraph 1(a) of this Agreement will be made as wages, and all appropriate tax and other withholdings will be made from them, and these payments will be reflected on a W-2 issued to Mielke.

b) Fifteen Thousand Dollars ($15,000.00) to be paid as attorneys’ fees to the law firm of Smith Moore Leatherwood LLP, to be paid in two payments of Seven Thousand Five Hundred Dollars ($7,500.00). The first payment of Seven Thousand Five Hundred Dollars ($7,500.00) will be mailed to Smith Moore Leatherwood LLP within 14 days of the Charles & Colvard’s receipt of this Agreement, which has been executed by Mielke, provided Mielke does not revoke his signature as defined in Paragraph 8 of this Agreement. The second payment of Seven Thousand Five Hundred Dollars ($7,500.00) will be mailed to Smith Moore Leatherwood LLP within 30 days of the first payment of Seven Thousand Five Hundred Dollars ($7,500.00). No taxes will be withheld from these payments as defined in Paragraph 1(b) of this Agreement. These payments as defined in Paragraph 1(b) of this Agreement will be reflected on a 1099 issued to Mielke and Smith Moore Leatherwood LLP.

Mielke understands and agrees that none of the Released Parties, as defined in Paragraph 2 of this Agreement, including their attorneys, have made any express or implied representations to him with respect to the tax consequences of the payments described in Paragraph 1 of this Agreement. All taxes and other obligations related to the payments, if any, shall be the sole obligation of Mielke. Mielke agrees to indemnify, defend, and hold Charles & Colvard and the Released Parties harmless for any taxes, interest, penalties, liens, levies, claims, lawsuits, administrative actions, or costs associated therewith, including, but not limited to, any legal fees, costs, and disbursements, which are related to or assessed as a result of any treatment of the payment referred to in Paragraph 1(b) of this Agreement.

2. In addition to the monetary payments described in Paragraph 1(a) and Paragraph 1(b), Charles & Colvard will withdraw its appeal of Mielke’s claim for unemployment benefits, and will not otherwise challenge that claim before the North Carolina Employment Security Commission.

3. Release by Mielke. For and in consideration of the payments made by Charles & Colvard as described in Paragraph 1, the sufficiency of which is hereby acknowledged, Mielke agrees, represents, and promises as follows:

For himself, his heirs, and executors, he irrevocably and unconditionally releases and forever discharges to the fullest extent permitted by law, individually and collectively, Charles & Colvard; Charles & Colvard (HK), Ltd.; Guangzhou Charles & Colvard Trading Limited; Bird Capital Group, Inc. and each of their present and former shareholders, officers, directors (specifically including, but not limited to, Richard A. Bird) employees, representatives, agents, predecessors, successors, affiliates, subsidiaries, assigns, any employee benefit plans sponsored or administered by Charles & Colvard, and all persons acting by, through, or in concert with them (all hereinafter collectively referred to as “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs, or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Mielke may now have, has ever had, or may have in the future against any one or all of the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of this Agreement, including, but not limited to, claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Post Civil War Civil Rights Act (42 U.S.C. §§ 1981-88), the Equal Pay Act, The Occupational Safety and Health Act, the North Carolina Retaliatory Employment Discrimination Act (N.C. Gen. Stat. §§ 95-240 –

95-245), the North Carolina Wage & Hour Act, the Family and Medical Leave Act, the United States Constitution, and the North Carolina Constitution, all as amended, as well as any other federal, state, or local claim or law relating to wrongful discharge, emotional distress, employment discrimination, or retaliation, or any claims for breach of contract or breach of any employment agreement.

Mielke also understands and agrees that this Agreement extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision which provides in substance or effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the general release.

It is expressly understood and agreed by the parties that this Agreement is in full accord, satisfaction, and discharge of any and all doubtful and/or disputed claims by Mielke against the Released Parties, and that this Agreement has been signed with the express intent of extinguishing all claims, obligations, actions, or causes of action as herein described.

Mielke acknowledges that he has received all monies due to him from any one or all of the Released Parties except for the payments provided in Paragraph 1 of this Agreement, and is not entitled to any other monies from the Released Parties for any reason, including compensatory damages, punitive damages, or attorneys’ fees, costs, and/or disbursements, known or unknown, asserted or unasserted claims for lost or unpaid wages and/or severance benefits, claims for damages to reputation, claims for physical, mental, and personal injuries, and resulting emotional distress, pain, and suffering, as well as all other statutory claims, and/or common law claims and/or contract claims, whether express, implied, oral, or written.

Notwithstanding the foregoing, this Agreement does not apply to any claims or rights that arise after the date of this Agreement, including such claims that may arise under the Age Discrimination in Employment Act or under any other applicable law, including a claim for breach of this Agreement, after the date that this Agreement is signed.

4. Release by Charles & Colvard: For and in consideration of the release, confidentiality and non-disparagement agreements made by Mielke as described in Paragraphs 1, 7 and 8, the sufficiency of which is hereby acknowledged, Charles & Colvard irrevocably and unconditionally releases and forever discharges to the fullest extent permitted by law, Carl Mielke, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs, or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that it may now have, has ever had, or may have in the future against him by reason of any act, omission, transaction, or event occurring up to and including the date of this Agreement.

5. No Assignment, and/or Claims, Charges, or Actions. Mielke represents that he has no pending lawsuits, charges, or proceedings of any kind against Charles &

Colvard in any forum or before any agency, except his claim for unemployment benefits. Mielke further represents that he has not assigned to any person and/or entity anything that he releases under this Agreement, and that no other person and/or entity has a right to anything that he releases under this Agreement. Mielke further represents that he has the full right to enter into this Agreement.

6. Full Payment. Mielke acknowledges that the payments described herein are full compensation for any claim of discrimination, failure to accommodate, retaliation, wrongful termination, and/or breach of contract, and all claims have been fully settled and resolved between the parties.

7. Confidentiality. Except as otherwise allowed in this paragraph, neither Mielke, nor his respective agents, representatives, successors, and assigns has or will disclose or discuss or cause to be known or cause anyone in privity with them to disclose or discuss, either directly or indirectly, to or with any other person, firm, corporation, association, organization, or entity the facts and/or terms of this Agreement (including the monetary terms). Mielke specifically and explicitly agrees that he has instructed and will continue to instruct Smith Moore Leatherwood LLP to not disclose or discuss with any person, firm, corporation, association, organization, or entity the facts and/or terms of this Agreement (including the monetary terms). The parties agree that Mielke may disclose the fact that Mielke’s claims against the Company have been resolved, as long as the specific terms of the Agreement, or any reference to the fact, amount or size of payment to Mielke is not disclosed. The parties also agree that the Company may make such disclosures as are required by its status as a publically traded company. This confidentiality covenant expressly includes but is not limited to any person or entity that is in any way connected with the media, including, but expressly not limited to, the print media, television, radio, the internet, and/or any other form of dissemination of information to the public. Notwithstanding the confidentiality covenant in this Paragraph 7 of this Agreement, Mielke may make disclosure of the monetary terms of this Agreement to: (a) legal counsel; (b) spouse; (c) personal tax or financial advisor; provided Mielke informs said persons of this non-disclosure provision before such discussion, and said persons agree to be bound by this non-disclosure provision; (d) a court of competent jurisdiction when it is necessary evidence in the event of a lawsuit involving the alleged breach of this Agreement; and/or (e) when he is compelled by order of a court or governmental agency of competent jurisdiction but, before making such disclosure, the individual or entity must be advised of the confidential nature of the information. Mielke agrees and acknowledges that any such prohibited disclosure by him shall constitute a violation of the terms of this Agreement and shall require him to return and forfeit to Charles & Colvard the payments described in Paragraph 1 of this Agreement. The forfeiture of such monies by Mielke shall not relieve Mielke of his obligations as recited in this Agreement. If Mielke breaches this confidentiality obligation, Charles & Colvard shall have the right to file a lawsuit against Mielke for such breach in the competent court of its choosing; and Mielke consents to personal jurisdiction of any Court in North Carolina for these purposes. Mielke further agrees that, if the court concludes that he violated any provision of the confidentiality obligation in this paragraph, that in addition to any damages awarded against him, he shall be liable to Charles & Colvard for all costs and reasonable attorneys’ fees incurred by Charles & Colvard in such lawsuit. Notwithstanding the foregoing, Mielke is no longer bound by the confidentiality obligations in this paragraph as to any terms of this Agreement which have become public knowledge due to disclosure by someone other than Mielke.

8. Nondisparagement. Mielke represents and agrees that he has not, and will not, except to the extent required by law, disparage or defame Bird Capital Group, Inc. or Charles & Colvard, any person associated with Bird Capital Group, Inc. or Charles & Colvard, or any programs or products offered by or through Bird Capital Group, Inc. or Charles & Colvard. Charles & Colvard will instruct its officers and directors that, except to the extent required by law, they shall not disparage or defame Mielke. In response to inquiries from potential employers directed to Neill Boss, Controller, the company will only confirm dates of employment, salary received, position held and that Mielke’s employment was terminated due to cost cutting measures.

9. Additional Acknowledgements. Mielke acknowledges that:

•	I have read this Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Agreement of my own free will.

•	No other promises or agreements of any kind have been made to or with me by any person or entity to cause me to sign this Agreement.

•	I have had the opportunity to seek, and Charles & Colvard has expressly advised me to consult with, an attorney and to seek legal counsel prior to signing this Agreement.

•	I have been given at least 21 days from the date I received this document to consider the terms of this Agreement.

•

I understand that in signing this Agreement, I am releasing the Released Parties from any and all claims I may have against them, including, but not limited to, claims under the Age Discrimination in Employment Act.

•

The consideration offered to me in this Agreement, including the release from Charles & Colvard and its agreement to compromise the disputed claim for severance, is in excess of anything of value to which I am otherwise entitled. As of this date, I have received all compensation, wages, and other remuneration of any kind due to me from Charles & Colvard. I acknowledge that no other wages, compensation, remuneration, monies, or payments of any kind are due to me.

10. Revocation of Signature. I understand that, if I am age 40 or more, I can change my mind and revoke my signature on this Agreement within seven (7) days after signing it by delivering notice of such revocation to Richard A. Bird, CEO at Charles & Colvard, Ltd., 300 Permieter Park Drive, Suite A, Morrisville, NC 27560. I understand that, unless properly revoked by me during this seven-day period, this Agreement will become effective on the eighth day after I sign this Agreement.

11. Severability. All provisions of this Agreement are severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

12. No Admission of Liability. The parties to this Agreement agree and acknowledge that this Agreement does not constitute an admission of liability or wrongdoing on the part of any party to this Agreement.

13. No Reinstatement, Reapplication, or Rehire. To the full extent permitted by law, Mielke gives up and releases (waives) any right he may have to reinstatement, rehire, and/or reemployment with Charles & Colvard and/or any entity owned, operated by, or associated with Charles & Colvard, and he further agrees not to seek and/or accept employment with Charles & Colvard and/or any entity owned, operated by, or associated with Charles & Colvard. Mielke further understands and agrees that the Released Parties may reject with impunity any application for employment that he may make and treat any such application as a nullity. Mielke waives and releases any claims and causes of action he might have otherwise because of such rejection. Mielke further understands and agrees that if the Released Parties discover that they have inadvertently hired Mielke, they have the right to terminate him immediately without cause. Mielke waives any claims and causes of action he might have otherwise because of such termination.

14. Continuing Obligations. Mielke acknowledges and agrees that he continues to be bound by the provisions of Paragraph 8 “Covenant Not to Compete,” Paragraph 9, “Confidentiality,” and Paragraph 10, “Proprietary Information,” of the Employment Agreement he signed with Charles and Colvard, a copy of which is attached to this Agreement as Exhibit A.

15. Entire Agreement; Persons/Entities Bound by the Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement. All prior negotiations are merged into this Agreement. All understandings and agreements are expressly set forth herein. No party has made any settlement, representation, warranty, or other commitment in connection with the issues addressed in this Agreement that has not been expressly set forth herein. No party has relied upon or been induced by any agreement, representation, warranty, or other commitment from another party that has not been expressly set forth herein. This Agreement shall be binding upon and inure to the benefit of Mielke and to the benefit of each of the Released Parties and their respective successors and assigns.

16. Amendments. No amendment, modification, termination, or waiver of all or any part of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

17. No Waiver. No failure or delay by any party to enforce any right specified by this Agreement will operate as a waiver of such right, nor will any single or partial exercise of a right preclude any further or later enforcement of the right.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina.

19. Each person signing this Agreement on behalf of a party warrants that he or she is duly authorized to execute this Agreement.

20. Miscellaneous. All executed copies of this Agreement, and photocopies thereof, shall have the same force and effect, and shall be as legally binding and enforceable as the original.

21. CARL MIELKE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THIS AGREEMENT IS A BINDING LEGAL DOCUMENT, AND THAT HE HAS HAD ADEQUATE TIME AND REASONABLE OPPORTUNITY TO REVIEW IT, AND THAT IN EXECUTING THIS AGREEMENT, HE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY ANY OF THE RELEASED PARTIES OR THEIR REPRESENTATIVES REGARDING THIS AGREEMENT’S SUBJECT MATTER AND/OR EFFECT.

THE NEXT PAGE IS THE SIGNATURE PAGE.

AGREED AND UNDERSTOOD:

Carl Mielke		Charles & Colvard, Ltd.

By:	/s/ Carl Mielke	By:	/s/ George Cattermole
	Carl Mielke		George Cattermole, Chairman

Date:	5/13/09	Date:	5/16/09